As filed with the Securities and Exchange Commission on March 24, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Liquidia Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-1926605
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

419 Davis Drive, Suite 100 Morrisville, North Carolina	27560
(Address of Principal Executive Offices)	(Zip Code)

LIQUIDIA TECHNOLOGIES, INC. 2018 LONG-TERM INCENTIVE PLAN

(Full title of the plan)

Neal F. Fowler Chief Executive Officer Liquidia Technologies, Inc. 419 Davis Drive, Suite 100 Morrisville, North Carolina 27560 (919) 328-4400	Andrew P. Gilbert DLA Piper LLP (US) 51 John F. Kennedy Parkway, Suite 120 Short Hills, New Jersey 07078 (973) 520-2550
(Name, address, telephone number, including area code, of agent for service)	(Copy to)

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☒	Emerging growth company ☒

     If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value per share	1,129,250	$3.50	$3,952,375	$513.02

(1)                1,129,250 shares of common stock, $0.001 par value per share (“Common Stock”), of Liquidia Technologies, Inc. (the “Registrant”) were automatically added to the shares authorized for issuance under the Liquidia Technologies, Inc. 2018 Long-Term Incentive Compensation Plan (the “2018 Plan”) on January 1, 2020 pursuant to an “evergreen” provision contained in the 2018 Plan. Pursuant to such provision, on January 1 of each year through 2028, the number of shares authorized for issuance under the 2018 Plan is automatically increased by a number equal to four percent of the outstanding shares of Common Stock as of the end of Registrant’s immediately preceding fiscal year, or any lesser number of shares of Common Stock determined by the Board of Directors or Compensation Committee of the Registrant. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) also covers an indeterminate number of shares of Common Stock which may be offered or issued by reason of stock splits, stock dividends or similar transactions effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of the Registrant.

(2)                Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h). The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of Registrant’s Common Stock as reported on the Nasdaq Capital Market on March 17, 2020. Pursuant to General Instruction E of Form S-8, the registration fee is calculated with respect to the additional securities registered on this Registration Statement only.

explanatory note

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering an additional 1,129,250 shares of common stock, $0.001 par value per share (the “Common Stock”), of Liquidia Technologies, Inc. (the “Registrant”) that were added to the shares authorized for issuance under the Liquidia Technologies, Inc. 2018 Long-Term Incentive Compensation Plan (the “2018 Plan”) for which a Registration Statement on Form S-8 relating to the same employee benefit plan is effective.

On July 26, 2018, the Registrant filed the Registration Statement on Form S-8 (File No. 333-226344) with the Securities and Exchange Commission (the “Commission”) to register an aggregate of 1,600,000 shares of Common Stock that were authorized for issuance under the 2018 Plan (the “2018 Registration Statement”). On March 5, 2019, the Registrant filed the Registration Statement on Form S-8 (File No. 333-230077) with the Commission to register an additional 620,778 shares of Common Stock (the “2019 Registration Statement” and, together with the 2018 Registration Statement, the “Prior Registration Statements”). Upon the effectiveness of this Registration Statement, an aggregate of 3,350,028 shares of Common Stock will be registered for issuance from time to time under the 2018 Plan. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the Prior Registration Statements are presented herein.

Incorporation by reference

In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statements, with respect to securities offered pursuant to the 2018 Plan, are hereby incorporated by reference.

The following documents previously filed by the Registrant with the Commission are incorporated herein by reference and shall be deemed to be a part hereof:

(1)       The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Commission on March 16, 2020;

(2)       The Registrant’s Current Reports on Form 8-K filed with the Commission on January 27, 2020 and March 20, 2020; and

(3)       The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-38601), filed by the Registrant with the Commission under Section 12(b) of the Securities Exchange Act of 1934, as amended, on July 23, 2018, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents that the Registrant files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement (except for any portions of the Registrant’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission), but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

For purposes of this Registration Statement, any document or statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such document or statement in such document. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
4.1	Amended and Restated Certificate of Incorporation of Liquidia Technologies, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K, filed with the Commission on July 30, 2018).
4.2	Amended and Restated Bylaws of Liquidia Technologies, Inc. (incorporated herein by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K, filed with the Commission on July 30, 2018).
4.3	Form of Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1, filed with the Commission on July 13, 2018).
5.1	Opinion of DLA Piper LLP (US).
10.1	Liquidia Technologies, Inc. 2018 Long-Term Incentive Plan, and forms of award agreements thereunder (incorporated herein by reference to Exhibit 99.3 to the Registrant’s Registration Statement on Form S-8 filed on July 26, 2018).
23.1	Consent of PricewaterhouseCoopers LLP, independent Registered Public Accounting Firm.
23.2	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morrisville, State of North Carolina, on March 24, 2020.

LIQUIDIA TECHNOLOGIES, INC.

By:	/s/ Neal Fowler
Name: Neal Fowler
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW BY ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Neal Fowler and Richard D. Katz, M.D., and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratify and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated on the date listed below.

Signature	Capacity	Date

/s/ Neal Fowler	Chief Executive Officer and Director	March 24, 2020
Neal Fowler	(Principal Executive Officer)

/s/ Richard D. Katz, M.D.	Chief Financial Officer	March 24, 2020
Richard D. Katz, M.D.	(Principal Financial Officer and Principal Accounting Officer)

/s/ Dr. Stephen Bloch	Chairman of the Board of Directors	March 24, 2020
Dr. Stephen Bloch

/s/ Dr. Seth Rudnick	Director	March 24, 2020
Dr. Seth Rudnick

/s/ Dr. Ralph Snyderman	Director	March 24, 2020
Dr. Ralph Snyderman

/s/ Arthur Kirsch	Director	March 24, 2020
Arthur Kirsch

/s/ Raman Singh	Director	March 24, 2020
Raman Singh

/s/ Katherine Rielly-Gauvin	Director	March 24, 2020
Katherine Rielly-Gauvin

/s/ Dr. Joanna Horobin	Director	March 24, 2020
Dr. Joanna Horobin